FIRST SAVINGS BANK
                              EMPLOYMENT AGREEMENT

      This AGREEMENT ("Agreement"), originally entered into on November 20, 1996, is amended and restated, effective as of November 15, 2000 (the "Effective Date"), by and between First Savings Bank (the "Institution"), a New Jersey chartered savings bank, with its principal administrative offices at 1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095, First Sentinel Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of Delaware, and John P. Mulkerin ("Executive").

      WHEREAS, the Institution wishes to continue to assure itself of the services of Executive for the period provided in this Agreement; and

      WHEREAS, Executive is willing to continue to serve in the employ of the Institution and its subsidiaries on a full-time basis for the term of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.    POSITION AND RESPONSIBILITIES.

      During the period of Executive's employment under this Agreement, Executive agrees to serve as President and Chief Executive Officer of the Institution. Executive shall render administrative and management services to the Institution such as are customarily performed by persons in a similar executive capacity. During the term of this Agreement, Executive also agrees to serve as a director of the Institution.

2.    TERMS.

      (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first written above and shall continue for a period of thirty-six (36) full calendar months from the Effective Date of this Agreement, as amended and restated. Commencing on the date of execution of this Agreement, the term of this Agreement shall be extended for one day each day, so that a constant thirty-six (36) calendar month term shall remain in effect, until such time as the Board of Directors of the Institution (the "Board") or Executive elects not to extend the term of the Agreement by giving written notice to the other party in accordance with Section 8 of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the third anniversary of the date of such written notice.

      (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, vacation, and other reasonable leaves of absence, Executive shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties under this Agreement, including activities and services related to the organization, operation and management of the Institution and its direct or indirect subsidiaries ("Subsidiaries") and participation in industry, community and civic organizations; provided, however, that, with Board notification of said participation, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in the Board's judgment, will not present any conflict of interest with the Institution or its Subsidiaries, or materially affect the performance of Executive's duties pursuant to this Agreement.

      (c) Notwithstanding anything herein contained to the contrary, either Executive or the Institution may terminate Executive's employment with the Institution at any time during the term of this Agreement, subject to the terms and conditions of this Agreement.

3.    COMPENSATION AND REIMBURSEMENT.

      (a) The compensation specified under this Agreement shall constitute consideration paid by the Institution in exchange for the duties described in
Section 1 of this Agreement. The Institution shall pay Executive, as compensation, a salary of not less than $315,000 ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any tax-qualified retirement or welfare benefit plan or any other deferred compensation arrangement maintained by the Institution or its Subsidiaries. Base Salary shall be payable in accordance with the normal payroll practices of the Institution. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; on or about the first of January of each year. Such review shall be conducted by the Board or by a committee of the Board delegated such responsibility by the Board. The Board or the committee may increase Executive's Base Salary at any time. Any increase in Base Salary shall thereafter become the new "Base Salary" for purposes of this Agreement.

      (b) Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, as amended and restated, and the Institution and its Subsidiaries will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites (or any plans, arrangements or perquisites with respect to which Executive begins to participate at any time during the term of this Agreement, as amended and restated) which would adversely affect Executive's rights or benefits thereunder, without separately providing for an arrangement that ensures Executive receives or will receive the economic value that Executive would otherwise lose as a result of such adverse affect, unless such change is general in nature and applies in a nondiscriminatory manner to all employees covered by the plan, arrangement or perquisite. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive shall be entitled to participate in and receive benefits under any employee benefit plans including, but not limited to, retirement plans (such as pension, profit sharing and employee stock ownership plans), supplemental

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


retirement plans, incentive plans, health and welfare plans and any other employee benefit plan or arrangement made available by the Institution or its Subsidiaries now or in the future to full-time employees of the Institution or its Subsidiaries and/or senior executives and key management employees of the Institution or its Subsidiaries, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Executive under any such plans or arrangements will be deemed to be in lieu of other compensation and benefits to which Executive is otherwise entitled under this Agreement.

      (c) The Institution shall pay or reimburse Executive for all reasonable expenses incurred by Executive in performing his obligations under this Agreement.

4.    PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

      (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, but prior to the date Executive attains age 65, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Institution of Executive's full-time employment hereunder for any reason other than termination governed by
Section 5(a) of this Agreement, or Termination for Cause, as defined in Section 7 of this Agreement, or Retirement or Disability, as defined in paragraph (f) of this Section 4 or; (ii) Executive's resignation from the Institution's employ, upon, any (A) notice to Executive by the Institution of non-renewal of the term of this Agreement, (B) failure to re-elect or re-appoint Executive as President and Chief Executive Officer of the Institution or a failure to nominate or re-elect Executive to the Board of Directors of the Institution, unless Executive otherwise consents, (C) material change in Executive's function, duties, or responsibilities with the Institution, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 of this Agreement (and any such material change shall be deemed as continuing breach of this Agreement), unless Executive otherwise consents, (D) relocation of Executive's principal place of employment by more than 25 miles from its location at the effective date of this Agreement, (E) material reduction in the benefits, arrangements or perquisites to Executive which is not general in nature and applicable on a nondiscriminatory basis to all employees covered by such benefits, arrangements, or perquisites or, pursuant to Section 3(b) of this Agreement, to which Executive does not consent or for which Executive is not or will not be provided the economic benefit, (F) liquidation or dissolution of the Holding Company or the Institution, or (G) breach of this Agreement by the Institution. Upon the occurrence of any event described in clauses (A), (B),
(C), (D), (E), (F) or (G), above, Executive shall have the right to elect to terminate employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full calendar months after the event giving rise to said right to elect.

      (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8 of this Agreement, the Institution shall be obligated

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


to pay Executive, or, in the event of Executive's subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, the amount of the remaining payments and benefits that Executive would have earned if he had continued his employment with the Institution during the remaining unexpired term of this Agreement, based on Executive's Base Salary and the benefits provided to Executive as of the date of the Event of Termination, as set forth in Sections 3(a) and (b) of this Agreement, as the case may be, and the amount still due Executive under any paragraph of Section 3 for service rendered through the Date of Termination. Except as provided for in paragraphs (c) and
(d) of Section 4, the determination of Executive's benefits as of the date of the Event of Termination shall be made based on (i) the value of the allocation attributable to employer contributions for the most recent plan year under any defined contribution type plan; (ii) the percentage of salary of any incentive or bonus payment for the most recently-completed fiscal year; and (iii) the employer-provided cost of any other benefit for the most recently-completed fiscal year. At the election of Executive, which election is to be made within thirty (30) days of the Date of Termination, such payments shall be made in a lump sum (without discount for early payment) or paid monthly during the remaining term of the Agreement following Executive's termination. In the event that no election is made, payment to Executive will be made in a lump sum. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment. Notwithstanding anything to the contrary elsewhere in this Agreement, to the extent Executive is entitled to continued coverage or benefit accrual under any retirement or welfare benefit plan during the remaining unexpired term of this Agreement, as amended and restated, the amount payable under this Section 4(b) should be adjusted to the extent necessary to avoid any duplication of such benefits.

      (c) Upon the occurrence of an Event of Termination, Executive will be entitled to receive benefits due him under or contributed by the Institution or its Subsidiaries on his behalf pursuant to any retirement, incentive, profit sharing, employee stock ownership, bonus, performance, disability or other employee benefit plan or arrangement maintained by the Institution or its Subsidiaries to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under any defined benefit pension plan maintained by the Institution or, if not permitted under such plan, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated.

      (d) To the extent that the Institution or its Subsidiaries continue to offer any life, medical, health, disability or dental insurance plan or arrangement in which Executive participates in on the last day of his employment (each being a "Welfare Plan"), after an Event of Termination (as herein defined), Executive and his dependents shall continue participating in such Welfare Plans, subject to the same premium contributions on the part of Executive as were required immediately prior to the Event of Termination until the earlier of (i) his death (ii) his employment by another employer other than one of which he is the majority owner or (iii) the end of the remaining term of


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


this Agreement. If the Institution or its Subsidiaries does not offer the Welfare Plans (or if for any reason Executive's participation in said plans is prohibited) after the Event of Termination, then the Institution shall provide Executive with a payment equal to the actuarial value of the provision of such benefit for the period which runs until the earlier of (i) his death; (ii) his employment by another employer other than one of which he is the majority owner; or (iii) the end of the remaining term of this Agreement.

      (e) In the event that Executive is receiving monthly payments pursuant to Section 4(b) of this Agreement, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall have the right to elect whether the balance of the amount payable under the Agreement for that year shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

      (f) Termination of Executive based on Disability shall mean termination by written notice from either the Executive, the Institution or its Subsidiaries upon a determination by a physician chosen by the Institution, who is reasonably acceptable to Executive or Executive's personal representatives, that the Executive is not capable of fulfilling Executive's responsibilities as an officer of the Institution. Upon termination of Executive upon Disability, Executive shall be entitled to all benefits under any disability plan of the Institution or its Subsidiaries or any other plans to which Executive is a party or a participant in accordance with the terms of the plan or arrangement. Executive shall be entitled to all compensation and benefits provided for in
Section 3 of this Agreement through the date of his termination of employment as specified in the written notice.

5.    CHANGE IN CONTROL.

      (a) Change in Control of the Holding Company or the Institution shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Holding Company or the Institution within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. SS. 303.4(a), with respect to the Institution, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), with respect to the Holding Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution or the Holding Company representing 20% or more of the Institution's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company, the Institution or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or the Holding Company or similar transaction occurs or is effectuated in which the Institution or Holding Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Institution with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Institution or the Holding Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Institution or Holding Company then outstanding.

      (b) If any of the events described in Section 5(a) of this Agreement constituting a Change in Control have occurred, or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e), (f), and (g) of this Section 5 upon his termination of employment on or after the date the Change in Control occurs due to (i) Executive's dismissal at any time during the term of this Agreement, (ii) Executive's resignation for any reason within the sixty (60) day period following the date that is one-year from the date the Change in Control occurred or (iii) Executive's resignation during the remaining term of this Agreement following any demotion, loss of title, office or significant authority or responsibility, reduction in the annual compensation or benefits or relocation of Executive's principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of Executive's Termination for Cause; provided, however, Executive may consent in writing to any such demotion, loss, reduction or relocation. The effect of any written consent of the Executive under this Section 5(b) shall be strictly limited to the terms specified in such written consent. Under no circumstances can a termination of employment during the term of this Agreement on or after the date of a Change in Control occurs be considered a termination on account of retirement or disability for purposes of determining Executive's rights to the payment of benefits provided in paragraphs (c), (d), (e), (f), and
(g) of this Section 5.

      (c) Upon Executive's entitlement to payment pursuant to Section 5(b) of this Agreement, the Institution shall pay Executive, or in the event of Executive's subsequent death, Executive's beneficiary or beneficiaries, or estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: (1) the payments and benefits that would have been due pursuant to Section 3 of this

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Agreement for the remaining  term of the  Agreement;  or (2) three (3) times the
Executive's average annual compensation (excluding compensation attributable to the exercise of stock options) for the three most recently completed taxable years of Executive. Except as provided for in the preceding sentence, for purposes of this Section 5(c), annual compensation shall include Base Salary and any other taxable income paid by the Institution or its Subsidiaries, including but not limited to amounts related to the granting, vesting or exercise of restricted stock, commissions, bonuses, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, as well as profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified or non-tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive for such year. At the election of Executive, which election is to be made prior to or within thirty
(30) days of the Date of Termination on or following a Change in Control, such payment may be made in a lump sum (without discount for early payment) on or immediately following the Date of Termination (which may be the date a Change in Control occurs) or paid in equal monthly installments during the thirty-six (36) months following Executive's termination. In the event that no election is made, payment to Executive will be made in a lump sum. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

      (d) Upon the occurrence of a Change in Control followed by Executive's termination of employment, Executive will be entitled to receive benefits due him under or contributed by the Institution or its Subsidiaries on his behalf pursuant to any retirement, incentive, profit sharing, employee stock ownership, bonus, performance, disability or other employee benefit plan or other arrangement maintained by the Institution on Executive's behalf to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under any defined benefit pension plan and related supplemental executive retirement plan maintained by the Institution or, if not permitted under such plans, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated.

      (e) Upon the occurrence of a Change in Control and Executive's termination of employment pursuant to the provisions of Section 5(b) of this Agreement in connection therewith, the Institution will cause to be continued any welfare Plan benefit (as described in Section 4(d) of this Agreement) substantially identical to the benefit coverage maintained by the Institution or its Subsidiaries for Executive and any of his dependents covered under such plans prior to the Change in Control. Such coverage shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination. In the event Executive's or Executive's dependent's participation in any such plan or program is barred, the Institution shall arrange to provide Executive and his dependents with benefits coverage substantially similar to those which Executive and his dependents would otherwise have been entitled to receive under such plans

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


and programs by operation of this provision or provide their economic equivalent to executive and his dependents.

      (f) The use or provision of any membership, license, automobile use, or other perquisites shall be continued during the remaining term of the Agreement on the same financial terms and obligations as were in place immediately prior to the Change in Control. To the extent that any item referred to in this paragraph will at the end of the term of this Agreement no longer be available to Executive, Executive will have the option to purchase all rights then held by the Institution or its Subsidiaries to such item for a price equal to the then fair market value of the item.

      (g) In the event that Executive is receiving monthly payments pursuant to Section 5(c) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall have the right to elect whether the balance of the amount payable under the Agreement for that year shall be paid in a lump sum pursuant to such section. Such election shall be irrevocable for the year for which such election is made.

6.    CHANGE OF CONTROL RELATED PROVISIONS.

      (a) Notwithstanding the preceding provisions of Section 5 of this Agreement, for any taxable year in which Executive shall be liable for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any successor provision thereto), with respect to any payment in the nature of the compensation made by the Institution or its Subsidiaries to (or for the benefit of) Executive pursuant to this Agreement or otherwise, the Institution (or any successor thereto) shall pay to Executive an amount determined under the following formula:

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      An amount equal to: (E x P) + X

WHERE:

      X  =           E x P /
            ----------------------
              1 - [(FI x (1 - SLI)) + SLI + E + M]
and

      E = the rate at which the excise tax is assessed under Section 4999 of the Code;

      P = the amount with respect to which such excise tax is assessed, determined without regard to this Section 6;

      FI = the highest marginal rate of federal income, employment, and other taxes (other than taxes imposed under Section 4999 of the Code) applicable to Executive for the taxable year in question with respect to such payment (including any effective increase in Executive's tax rate attributable to the resultant disallowance of any deduction or the phase-out of any personal exemption or similar items);

      SLI = the sum of the highest marginal rates of income and payroll tax applicable to Executive under applicable state and local laws for the taxable year in question (including any effective increase in Executive's tax rate attributable to the resultant disallowance of any deduction or the phase-out of any personal exemption or similar items);

      M  =  highest marginal rate of Medicare tax; and

      With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Section 6 or otherwise and on which an excise tax under Section 4999 of the Code may or will be assessed, the payment determined under this Section 6 shall be made to Executive on the earliest of (i) the date the Institution is required to withhold such tax, (ii) the date the tax is required to be paid by Executive, or (iii) at the time of termination resulting from the Change in Control. It is the intention of the parties that the Institution provide Executive with a full tax gross-up under the provisions of this Section 6, so that on a net after-tax basis, the result to Executive shall be the same as if the excise tax under Section 4999 (or any successor provisions) of the Code had not been imposed. The tax gross-up may be adjusted, as appropriate, if alternative minimum tax rules are applicable to Executive.

      (b) Notwithstanding the foregoing, if it is (i) initially determined by the Institution's tax advisors that no excise tax under Section 4999 of the Code is due with respect to any payment or benefit described in the first paragraph of Section 6(a) and thereafter it is determined in a final judicial determination or administrative settlement that the Section 4999 excise tax is due with respect to such payments or benefits or subsequently determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excise tax under Section 4999 of the Code is due or that the excess parachute payment as defined in Section 4999 of the Code is more than the amount determined as "P", above (such revised determination under (i) or (ii) above thereafter being referred to as the "Determinative Excess Parachute Payment"), then the tax advisors of the
Institution (or any successor thereto) shall determine the amount (the "Adjustment Amount"), the Institution (or any successor thereto) must pay to Executive, in order to put Executive in the same position as Executive would have been if the amount determined as "P" above had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the tax advisors shall take into account any and all taxes (including any penalties and interest) paid or payable by Executive in connection with such final judicial determination or final administrative settlement. As soon as practicable after the Adjustment Amount has been so determined, the Institution shall pay the Adjustment Amount to Executive.

      (c) The Institution (or its successor) shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, reasonable accountant's fees, interest, fines and penalties of any kind) which Executive incurs as a result of any administrative or judicial review of Executive's liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of Executive's liability for the Section 4999 excise tax or otherwise relating to the classification for purposes of
Section 280G of the Code of any payment or benefit in the nature of compensation made or provided to Executive by the Institution or any successor thereto. Executive shall promptly notify the Institution in writing whenever Executive receives notice of the commencement of any judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Supplemental Agreement is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the reporting of Executive's liability under Section 4999). The Institution (or its successor) may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this Agreement) and Executive shall cooperate fully with the Institution in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Institution (or its successor) may have in connection therewith without prior consent of the Institution (or its successor). In the event that the Institution (or any successor thereto) elects not to assume control over such matters, the Institution (or any successor thereto) shall promptly reimburse Executive for all expenses related thereto as and when incurred upon presentation of appropriate documentation relating thereto.


7.    TERMINATION FOR CAUSE.

      The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board and which such meeting shall be held not more than 30 days from the date of notice during which period Executive may be suspended with pay), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause except for compensation and benefits already vested. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any restricted stock benefit plan of the Institution or its Subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause except all benefits shall be deemed to have remained in effect if Executive is reinstated.

8.    NOTICE.

      (a) Any purported termination by the Institution or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      (b) Except as otherwise provided for in this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

      (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a reasonable dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Institution will continue to pay Executive's Base Salary and continue to cover Executive under each Welfare Benefit Plan in which Executive participated at the time of such notice in effect when the notice giving rise to the dispute was given until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 8(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9.    POST-TERMINATION OBLIGATIONS.

      All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Institution. Executive shall, upon reasonable notice, furnish such information and assistance to the Institution with regard to matters as to which he has personal knowledge and as may reasonably be required by the Institution in connection with any litigation in which it or any of its Subsidiaries or affiliates is, or may become, a party. The Institution shall reimburse Executive for all out-of-pocket expenses incurred and at an hourly rate equivalent to the hourly rate (based on an eight-hour work day) of his Base Salary in effect at the time of his termination from employment for any time incurred in connection with services rendered pursuant to this Section 9.

10.   NON-COMPETITION.

      (a)   Upon any termination of Executive's employment hereunder pursuant to
Section 4 of this Agreement, Executive agrees not to compete with the Institution or its Subsidiaries for a period of one (1) year following such termination in the county in which the Institution's executive office is located as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said location, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Institution or its Subsidiaries. The parties hereto, recognizing that irreparable injury will result to the Institution or its Subsidiaries, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Institution or its Subsidiaries, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Section 4 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Institution or its Subsidiaries, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Institution or its Subsidiaries from pursuing any other remedies available to the Institution or its Subsidiaries for such breach or threatened breach, including the recovery of damages from Executive.

      (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Institution and its Subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Institution and its Subsidiaries. Executive will not, during or after the term of Executive's employment, disclose any knowledge of the past, present, planned or considered business activities of the Institution and its Subsidiaries thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Institution. In the event of a breach or threatened breach by the Executive of the provisions of this Section 10, the Institution will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Institution or its Subsidiaries or from rendering any services to any person, firm, corporation, or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Institution from pursuing any other remedies available to the Institution for such breach or threatened breach, including the recovery of damages from Executive.

11.   SOURCE OF PAYMENTS.

      (a) All payments provided in this Agreement shall be timely paid in cash, check or other mutually agreed upon method from the general funds of the Institution subject to Section 11(b) of this Agreement. The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Institution are not timely paid or provided by the Institution, such amounts and benefits shall be paid or provided by the Holding Company.

      (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under an employment agreement in effect between Executive and the Holding Company, such payments and benefits paid by the Holding Company will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Holding Company Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Holding Company and the Institution on a quarterly basis; provided, however, that except for the reduction provided by the first sentence of this Section
11(b), the Institution will be obligated to pay 100% of the amounts due Executive hereunder.

12.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Institution or any predecessor of the Institution and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.   NO ATTACHMENT.

      (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Institution and their respective successors and assigns.

14.   MODIFICATION AND WAIVER.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.   SEVERABILITY.

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.   HEADINGS FOR REFERENCE ONLY.

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.   GOVERNING LAW.

      This Agreement shall be governed by the laws of the State of New Jersey, unless otherwise specified herein.

18.   ARBITRATION.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Institution, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

      In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

19.   PAYMENT OF LEGAL FEES.

      All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Institution, if Executive is successful pursuant to a legal judgment, arbitration or settlement.

20.   INDEMNIFICATION.

      The Institution shall provide Executive (including Executive's heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and Executive's heirs, executors and administrators) to the fullest extent permitted under New Jersey law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which Executive may be involved by reason of Executive having been a director or officer of the Institution or its Subsidiaries (whether or not Executive continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

21.   SUCCESSOR TO THE INSTITUTION.

      The Institution shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Institution, expressly and unconditionally to assume and agree to perform the Institution's obligations under this Agreement, in the same manner and to the same extent that the Institution would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES


      IN WITNESS WHEREOF, First Savings Bank and First Sentinel Bancorp, Inc. have caused this Agreement, as amended and restated, to be executed and their seals to be affixed hereunto by their duly authorized officers and directors, and Executive has signed this Agreement, on ____________________________.


ATTEST:                                     FIRST SAVINGS BANK



                                            By:
------------------------------------           ---------------------------------
Secretary                                      For the Entire Board of Directors


                  [SEAL]



ATTEST:                                     FIRST SENTINEL BANCORP, INC.

                                            (Guarantor)



                                            By:
------------------------------------           ---------------------------------
Secretary                                      For the Entire Board of Directors


                  [SEAL]


WITNESS:                                    EXECUTIVE



                                            By:
------------------------------------           ---------------------------------